Bay Banks of Virginia, Inc. Reports Third Quarter and Year-to-Date 2018 Results

$1 Billion of Assets

RICHMOND, Va., Oct. 30, 2018 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the three and ninth months ended September 30, 2018.

The company reported $1.03 billion of assets as of September 30, 2018 compared to $970.6 million as of December 31, 2017.

The company also reported net income of $1.0 million, or $0.08 per diluted share, for the third quarter of 2018 compared to $946 thousand, or $0.07 per diluted share, for the second quarter of 2018, and $742 thousand, or $0.07 per diluted share, for the third quarter of 2017. For the first nine months of 2018, the company reported net income of $3.1 million, or $0.24 per diluted share, compared to $1.1 million, or $0.14 per diluted share, for the first nine months of 2017. Costs incurred in connection with the company's merger with Virginia BanCorp, Inc. on April 1, 2017 (the "Merger") were $0 and $363 thousand for the three and nine months ended September 30, 2018, respectively, compared to $141 thousand and $1.1 million for the three and nine months ended September 30, 2017, respectively.

Randal R. Greene, President and Chief Executive Officer, commented: "Reaching $1 billion of assets is a major milestone for our company. Just a year and a half ago we merged with Virginia BanCorp creating an $830 million financial institution. We have experienced an asset growth rate of 23% over this period. In reviewing our results of the third quarter, we are beginning to realize the leverage of our larger balance sheet and the savings anticipated from our noninterest expense initiatives that we announced during the quarter. Earnings before both taxes and provision for loan losses improved to $1.7 million in the third quarter of 2018 from $795 thousand in the second quarter of 2018. Net loan growth of $88.3 million in the first nine months of the year was strong, particularly considering the run-off of nearly $50 million of purchased portfolio loans, including those acquired in the Merger."

Operating Results

Third Quarter 2018 compared to Second Quarter 2018

  Income before income taxes for the third quarter of 2018 was $1.2 million compared to $1.1 million for the second quarter of 2018.
  Interest income for the three months ended September 30, 2018 was $10.9 million, on average interest-earning assets of $929.1 million, compared to $10.5 million for the three months ended June 30, 2018, on average interest-earning assets of $913.5 million. Interest income in the third quarter of 2018 included accretion of acquired loan discounts of $357 thousand, while interest income in the second quarter of 2018 included $547 thousand of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.66% and 4.61% for the linked quarter periods.
  Interest expense was $2.6 million and $2.3 million for the third quarter of 2018 and the second quarter of 2018, respectively, and cost of funds was 1.19% and 1.08% for the linked quarter periods. Average interest-bearing liabilities were $762.0 million and $747.2 million for the third quarter of 2018 and the second quarter of 2018, respectively. Higher funding cost in the third quarter period was primarily due to heightened competition for deposits in the company's markets and promotional deposit products offered as the company expands in the Hampton Roads market.
  Net interest margin was 3.57% for the three months ended September 30, 2018 compared to 3.60% for the three months ended June 30, 2018. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the three months ended September 30, 2018 was 3.40%1 compared to 3.34%1 for the three months ended June 30, 2018.
  Provision for loan losses was $509 thousand in the third quarter of 2018, while provision for (recovery of) loan losses in the second quarter of 2018 was ($348) thousand. Provision for loan losses in the third quarter of 2018 was primarily attributable to an increase of approximately $52.7 million of gross loans in the quarter. The recovery of loan losses in the second quarter of 2018 was primarily due to the correction of an overstatement recorded in the company's year-end 2017 allowance for loan losses for acquired loans, as reported in the company's second quarter Form 10-Q. Also contributing to the recovery of loan loss provision in the second quarter of 2018 was a decline in reserve levels for a select portfolio of consumer loans, as these loan balances continued to decline.
  Noninterest income for the three months ended September 30, 2018 and June 30, 2018 was $994 thousand and $1.2 million, respectively. The decline in noninterest income quarter to quarter was partially attributable to lower income from fiduciary activities and non-deposit product income recorded for the company's wealth management business as the company transitioned to an outsourced operating platform during the second quarter of 2018 and adjusted to the changes in fee structure. Additionally, secondary market lending fees decreased in the third quarter compared to the second quarter due to lower loan sales volume. These declines were partially offset by higher service charges and fees on deposit accounts.
  Noninterest expenses for the three months ended September 30, 2018 and June 30, 2018 were $7.5 million and $8.6 million, respectively. In the third quarter of 2018, the company announced initiatives and other anticipated reductions to reduce noninterest expenses. The benefits of these items resulted in reductions in data processing, consulting, and salaries and employee benefits expenses in the third quarter of 2018 compared to the second quarter of 2018. Efficiency ratio for the three months ended September 30, 2018 was 81.3% compared to 91.5% for the three months ended June 30, 2018.

First Nine Months 2018 compared to First Nine Months 2017

  Income before income taxes for the first nine months of 2018 was $3.7 million compared to $1.5 million for the first nine months of 2017. Results for the first nine months of 2017 include the operations of Virginia BanCorp, Inc. since the effective date of the Merger, April 1, 2017.
  Interest income for the nine months ended September 30, 2018 was $32.1 million, on average interest-earning assets of $916.2 million, compared to $23.2 million for the nine months ended September 30, 2017, on average interest-earning assets of $692.4 million. Average interest-earning assets in the first nine months of 2017 included those acquired in the Merger from the effective date of the Merger. Interest income in the first nine months of 2018 included accretion of acquired loan discounts of $1.4 million, while interest income in the first nine months of 2017 included $860 thousand of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.69% and 4.50% for the nine months ended September 30, 2018 and 2017, respectively.
  Interest expense was $7.0 million and $4.1 million for the nine months ended September 30, 2018 and 2017, respectively, and cost of funds was of 1.08% and 0.81% for the respective periods. Average interest-bearing liabilities were $752.5 million and $582.7 million for the first nine months of 2018 and 2017, respectively. Average interest-bearing liabilities in 2017 included those assumed in the Merger from the effective date of the Merger. Higher funding cost in the 2018 period was primarily due to higher costs of deposits, as noted above.
  Net interest margin was 3.67% for the nine months ended September 30, 2018 compared to 3.72% for the nine months ended September 30, 2017. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the nine months ended September 30, 2018 was 3.44%1 compared to 3.51%1 for the nine months ended September 30, 2017. The decline in net interest margin was primarily attributable to increasing cost of funds, partially offset by higher yields on interest-earning assets.
  Provision for loan losses was $481 thousand for the first nine months of 2018, while provision for loan losses for the first nine months of 2017 was $1.8 million. Provision for loan losses in the 2018 period included the correction of the overstatement, while provision for loan losses in the 2017 period was primarily due to higher reserves for a select portfolio of consumer pools.
  Noninterest income for the nine months ended September 30, 2018 and 2017 was $3.3 million and $2.9 million, respectively. Noninterest income in the 2018 period included a $352 thousand gain on the discontinuance of the company's post-retirement benefit plan effective March 1, 2018.
  Noninterest expenses for the nine months ended September 30, 2018 and 2017 were $24.2 million and $18.7 million, respectively. Merger-related expenses were $363 thousand and $1.1 million for the nine months ended September 30, 2018 and 2017, respectively. Expenses associated with the succession of the company's CFO and fees incurred in the completion of the company's 2017 year-end reporting in the first nine months of 2018 totaled approximately $1.2 million, all of which were recorded in the first six months of 2018. Efficiency ratio for the nine months ended September 30, 2018 was 85.2% compared to 84.8% for the nine months ended September 30, 2017.

Third Quarter 2018 compared to Third Quarter 2017

  Income before income taxes for the third quarter of 2018 was $1.2 million compared to $1.0 million for the third quarter of 2017.
  Interest income for the three months ended September 30, 2018 was $10.9 million, on average interest-earning assets of $929.1 million, compared to $9.5 million for the three months ended September 30, 2017, on average interest-earning assets of $867.9 million. Interest income in the third quarter of 2018 included accretion of acquired loan discounts of $357 thousand, while interest income in the third quarter of 2017 included $409 thousand of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.69% and 4.40% for the three months ended September 30, 2018 and 2017, respectively.
  Interest expense was $2.6 million and $1.7 million for the third quarter of 2018 and the third quarter of 2017, respectively, and the cost of funds was 1.19% and 0.83% for the quarter-over-quarter periods. Average interest-bearing liabilities were $762.0 million and $715.9 million for the third quarter of 2018 and 2017, respectively.
  Net interest margin was 3.57% for the three months ended September 30, 2018 compared to 3.62% for the three months ended September 30, 2017. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the three months ended September 30, 2018 was 3.40%1 compared to 3.39%1 for the three months ended September 30, 2017.
  Provision for loan losses was $509 thousand for the third quarter of 2018, while provision for loan losses in the third quarter of 2017 was $1.1 million. Provision for loan losses in the third quarter of 2018 was primarily attributable to an increase of approximately $52.7 million of gross loans in the quarter, while provision in the 2017 period included reserves for a select portfolio of consumer loans, as noted above.
  Noninterest income for the three months ended September 30, 2018 and 2017 was $994 thousand and $1.0 million, respectively.
  Noninterest expenses for the three months ended September 30, 2018 and 2017 were $7.5 million and $6.7 million, respectively. Merger-related expenses were $141 thousand in the third quarter of 2017, while no merger-related expenses were reported in the third quarter of 2018. Higher noninterest expenses in the 2018 period were primarily due to higher personnel costs (greater number of full-time equivalents) and higher consulting, audit and accounting, and legal fees, due to various regulatory and corporate activities in the 2018 period. Efficiency ratio for the three months ended September 30, 2018 was 81.3% compared to 76.3% for the three months ended September 30, 2017.

Balance Sheet

  Loans, net of allowance for loan losses, were $847.0 million at September 30, 2018 compared to $758.7 million at December 31, 2017, an annualized growth rate of over 15%. Excluding the pay-down of approximately $50 million in the first nine months of 2018 of purchased portfolio loans, including those acquired in the Merger, gross loan growth on an annualized basis was approximately 24%.
  Total assets were $1.03 billion at September 30, 2018 compared to $970.6 million at December 31, 2017.
  Deposits were $809.1 million at September 30, 2018 compared to $761.8 million at December 31, 2017. Noninterest-bearing accounts comprised 13.4% of total deposits at September 30, 2018, slightly down from 13.5% at December 31, 2017.
  Shareholders' equity was $116.5 million and $114.6 million at September 30, 2018 and December 31, 2017, respectively. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $7.881 and $7.711 at September 30, 2018 and December 31, 2017, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of September 30, 2018 and December 31, 2017.
  Return on average assets for the nine months ended September 30, 2018 and 2017, annualized, was 0.42% and 0.20%, respectively, while return on average equity for the same periods, annualized, was 3.61% and 2.03%, respectively.

Asset Quality

  Nonperforming assets were $7.9 million, or 0.77% of total assets, as of September 30, 2018, compared to $7.0 million, or 0.71% of total assets, as of June 30, 2018, and $10.8 million, or 1.12% of total assets, as of December 31, 2017. Net charge-offs, annualized, to average loans were 0.12% and 0.17% for the nine months ended September 30, 2018 and 2017, respectively.
  The ratio of allowance for loan losses to total gross loans was 0.85%, 0.89%, and 1.00% at September 30, 2018, June 30, 2018, and December 31, 2017, respectively. The company's allowance for loan losses does not include discounts recorded on acquired loans. The ratio of allowance for loan losses plus remaining discounts on acquired loans to total gross loans (adding the remaining discounts on acquired loans) was 1.35%1, 1.46%1, and 1.76%1, for the same three periods, respectively.

Outlook

Greene concluded: "I believe at our size, $1 billion of assets, we are able to offer all the products needed by our customers and we are agile enough to respond quickly to and customize solutions for them. Our lending opportunities in the greater Richmond area continue to be strong, and we have a pipeline of opportunities in Hampton Roads as we have built a first-class team in that market. Core deposit generation is a significant focus area for us as it is an imperative to support our future growth. Another focus area is expense management. We are beginning to realize the benefits of our previously-announced noninterest expense initiatives, but we have more work to do in this area. I believe the results of closely managing expenses and our growing balance sheet will continue to deliver improving financial results."

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one production office, located throughout the greater Richmond area, the Northern Neck region, Middlesex County, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Suffolk, and Virginia Beach, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U. S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited)

CONSOLIDATED BALANCE SHEETS
	September 30, 2018	December 31, 2017 (1)
(Dollars in thousands, except share data)	(unaudited)
ASSETS
Cash and due from banks	$ 6,610	$ 9,396
Interest-bearing deposits	15,906	41,971
Certificates of deposit	2,976	3,224
Federal funds sold	197	6,961
Available-for-sale securities, at fair value	81,215	77,153
Restricted securities	6,750	5,787
Loans receivable, net of allowance for loan losses
of $7,287 and $7,770, respectively	846,993	758,726
Loans held for sale	0	1,651
Premises and equipment, net	18,315	17,463
Accrued interest receivable	3,060	3,194
Other real estate owned, net	3,663	4,284
Bank owned life insurance	19,147	18,773
Goodwill	10,374	10,374
Mortgage servicing rights	981	999
Core deposit intangible	2,381	2,991
Other assets	8,872	7,609
Total assets	$ 1,027,440	$ 970,556

LIABILITIES
Noninterest-bearing deposits	$ 108,602	$ 103,037
Savings and interest-bearing demand deposits	330,690	299,820
Time deposits	369,836	358,989
Total deposits	809,128	761,846

Securities sold under repurchase agreements	6,083	9,498
Federal Home Loan Bank advances	80,000	70,000
Subordinated notes, net of issuance costs	6,889	6,877
Other liabilities	8,793	7,781
Total liabilities	910,893	856,002

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares;
outstanding - 13,238,716 and 13,203,605 shares, respectively) (2)	66,194	66,018
Additional paid-in capital	37,276	37,142
Unearned employee stock ownership plan shares	(1,006)	(1,129)
Retained earnings	16,775	13,679
Accumulated other comprehensive loss, net	(2,692)	(1,156)
Total shareholders' equity	116,547	114,554
Total liabilities and shareholders' equity	$ 1,027,440	$ 970,556

(1) Derived from audited December 31, 2017 Consolidated Financial Statements.
(2) Preferred stock is authorized; however, none was outstanding as of September 30, 2018 and December 31, 2017.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	For the three months ended
(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017
INTEREST INCOME
Loans, including fees	$ 10,126	$ 9,745	$ 8,874
Securities:
Taxable	498	497	329
Tax-exempt	119	117	116
Federal funds sold	46	51	43
Interest-bearing deposit accounts	64	80	116
Certificates of deposit	17	18	18
Total interest income	10,870	10,508	9,496

INTEREST EXPENSE
Deposits	2,027	1,796	1,292
Securities sold under repurchase agreements	3	4	5
Subordinated notes	128	128	118
Federal Home Loan Bank advances	441	386	279
Total interest expense	2,599	2,314	1,694
Net interest income	8,271	8,194	7,802
Provision for (recovery of) loan losses	509	(348)	1,075
Net interest income after provision for loan losses	7,762	8,542	6,727

NON-INTEREST INCOME
Income from fiduciary activities	151	198	217
Service charges and fees on deposit accounts	250	152	238
Non-deposit product income	144	283	105
Interchange fees, net	106	124	101
Other service charges and fees	31	30	40
Secondary market lending income	150	244	157
Increase in cash surrender value of bank owned life insurance	123	124	133
Net gain on disposition of other assets	51	-	-
Other	(12)	9	17
Total non-interest income	994	1,164	1,008

NON-INTEREST EXPENSE
Salaries and employee benefits	4,022	4,273	3,687
Occupancy	962	882	811
Data processing	556	837	299
Bank franchise tax	178	178	141
Telecommunications	132	131	111
FDIC assessments	151	187	119
Foreclosed property	45	53	45
Consulting	228	345	58
Advertising and marketing	126	153	100
Directors' fees	146	69	135
Audit and accounting	236	240	121
Legal	123	119	9
Merger related	-	-	141
Core deposit intangible amortization	196	203	227
Net other real estate owned (gains) losses	(112)	84	9
Other	543	809	707
Total non-interest expense	7,532	8,563	6,720
Income before income taxes	1,224	1,143	1,015
Income tax expense	198	197	273
Net income	$ 1,026	$ 946	$ 742
Basic and diluted earnings per share	$ 0.08	$ 0.07	$ 0.07

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	For the nine months ended
(Dollars in thousands, except per share data)	September 30, 2018	September 30, 2017
INTEREST INCOME
Loans, including fees	$ 29,853	$ 21,588
Securities:
Taxable	1,392	946
Tax-exempt	356	344
Federal funds sold	171	77
Interest-bearing deposit accounts	242	176
Certificates of deposit	54	55
Total interest income	32,068	23,186

INTEREST EXPENSE
Deposits	5,427	2,999
Federal funds purchased	-	10
Securities sold under repurchase agreements	10	12
Subordinated notes	384	354
Federal Home Loan Bank advances	1,140	681
Total interest expense	6,961	4,056
Net interest income	25,107	19,130
Provision for loan losses	481	1,833
Net interest income after provision for loan losses	24,626	17,297

NON-INTEREST INCOME
Income from fiduciary activities	596	691
Service charges and fees on deposit accounts	538	696
Non-deposit product income	558	300
Interchange fees, net	221	314
Other service charges and fees	91	75
Secondary market lending income	528	358
Increase in cash surrender value of bank owned life insurance	374	341
Net gains on sale of available-for-sale securities	-	2
Net losses on disposition of other assets	(18)	-
Gain on curtailment of post-retirement benefit plan	352	-
Other	90	169
Total non-interest income	3,330	2,946

NON-INTEREST EXPENSE
Salaries and employee benefits	12,407	9,832
Occupancy	2,639	1,943
Data processing	1,941	897
Bank franchise tax	531	359
Telecommunications	369	215
FDIC assessments	521	315
Foreclosed property	110	114
Consulting	957	209
Advertising and marketing	347	227
Directors' fees	382	466
Audit and accounting	839	366
Legal	380	95
Merger related	363	1,126
Core deposit intangible amortization	610	461
Net other real estate owned (gains) losses	(169)	102
Other	1,988	1,988
Total non-interest expense	24,215	18,715
Income before income taxes	3,741	1,528
Income tax expense	645	406
Net income	$ 3,096	$ 1,122
Basic and diluted earnings per share	$ 0.24	$ 0.14

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2017	2017	2018	2017
Select Consolidated Balance Sheet Data
Total assets	$ 1,027,440	$ 983,216	$ 994,676	$ 970,556	$ 959,936
Cash, interest-bearing deposits and federal funds sold	22,713	38,526	63,696	58,328	75,223
Available-for-sale securities, at fair value	81,215	74,322	75,434	77,153	71,893
Loans:
Mortgage loans on real estate	682,321	644,202	624,424	609,637	594,761
Commercial and industrial	144,118	124,563	129,225	114,093	99,637
Consumer loans	27,920	32,767	37,011	42,566	48,640
Loans receivable	854,359	801,532	790,660	766,296	743,038
Unamortized net deferred loan (fees) costs	(79)	24	228	200	1,590
Allowance for loan losses (ALL)	(7,287)	(7,113)	(7,923)	(7,770)	(4,920)
Net loans	846,993	794,443	782,965	758,726	739,708
Loans held for sale	-	669	414	1,651	162
Other real estate owned, net	3,663	3,501	2,593	4,284	5,159

Total liabilities	$ 910,893	$ 867,492	$ 879,757	$ 856,002	$ 842,148
Deposits:
Noninterest-bearing demand deposits	108,602	108,943	124,572	103,037	99,531
Savings and interest-bearing deposits	330,690	296,206	299,216	299,820	297,150
Time deposits	369,836	369,917	373,163	358,989	338,732
Total deposits	809,128	775,066	796,951	761,846	735,413
Securities sold under repurchase agreements	6,083	7,008	6,551	9,498	17,091
Federal Home Loan Bank advances	80,000	70,000	60,000	70,000	75,000
Subordinated notes, net of issuance costs	6,889	6,885	6,881	6,877	6,873

Shareholders' equity	116,547	115,724	114,919	114,554	117,788

Condensed Consolidated Statements of Operations
Interest income	$ 10,870	$ 10,508	$ 10,692	$ 10,514	$ 9,496	$ 32,068	$ 23,186
Interest expense	2,599	2,314	2,048	1,945	1,694	6,961	4,056
Net interest income	8,271	8,194	8,644	8,569	7,802	25,107	19,130
Provision for (recovery of) loan losses	509	(348)	320	3,101	1,075	481	1,833
Non-interest income	994	1,164	1,170	733	1,008	3,330	2,946
Non-interest expense	7,532	8,563	8,120	8,204	6,720	24,215	18,715
Income (loss) before taxes	1,224	1,143	1,374	(2,003)	1,015	3,741	1,528
Income tax expense	198	197	250	391	273	645	406
Net income (loss)	$ 1,026	$ 946	$ 1,124	$ (2,394)	$ 742	$ 3,096	$ 1,122

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2017	2017	2018	2017
Per Share Data
Basic earnings (loss) per share	$ 0.08	$ 0.07	$ 0.09	$ (0.18)	$ 0.07	$ 0.24	$ 0.14
Diluted earnings (loss) per share	0.08	0.07	0.09	(0.18)	0.07	0.24	0.14
Dividends per share	-	-	-	0.04	0.04	-	0.08
Book value per share	8.80	8.75	8.69	8.68	8.93
Tangible book value per share (1)	7.88	7.81	7.74	7.71	7.98
Shares outstanding at end of period	13,238,716	13,226,096	13,223,096	13,203,605	13,193,983	13,238,716	13,193,983
Weighted average shares outstanding, basic	13,080,372	13,059,604	13,038,593	13,036,057	10,488,227	13,059,845	8,175,431
Weighted average shares outstanding, diluted	13,142,549	13,126,419	13,106,214	13,108,400	10,557,623	13,128,715	8,242,700

Performance Ratios (tax-equivalent basis):
Yield on average interest-earning assets	4.66%	4.61%	4.74%	4.69%	4.40%	4.69%	4.50%
Cost of funds	1.19%	1.08%	0.95%	0.92%	0.83%	1.08%	0.81%
Cost of deposits	1.03%	0.93%	0.83%	0.81%	0.72%	0.93%	0.68%
Net interest spread	3.30%	3.37%	3.64%	3.64%	3.43%	3.46%	3.58%
Net interest margin (NIM)	3.57%	3.60%	3.83%	3.82%	3.62%	3.67%	3.72%
NIM, excluding acquisition accounting adjustments (1)	3.40%	3.34%	3.58%	3.31%	3.39%	3.44%	3.51%
Average interest-earnings assets to total average assets	93.45%	92.37%	92.10%	93.30%	94.99%	93.40%	92.17%
Return on average assets (annualized)	0.41%	0.38%	0.46%	-0.99%	0.32%	0.42%	0.20%
Return on average equity (annualized)	3.55%	3.28%	3.92%	-8.24%	3.10%	3.61%	2.03%
Merger related expense	$ -	$ -	$ 363	$ 850	$ 141	$ 363	$ 1,126
Efficiency ratio	81.3%	91.5%	82.7%	88.2%	76.3%	85.2%	84.8%
Average assets	994,209	988,946	982,616	965,246	913,664	980,886	751,266
Average interest-earning assets	929,111	913,486	904,991	900,617	867,853	916,168	692,406
Average interest-bearing liabilities	761,986	747,227	747,813	742,043	715,878	752,518	582,731
Average shareholders' equity	115,454	115,321	114,736	116,171	95,650	114,478	73,827
Shareholders' equity to total assets ratio	11.34%	11.77%	11.55%	11.80%	12.27%

Asset Quality Data and Ratios:
Nonaccrual loans	$ 4,204	$ 3,474	$ 6,892	$ 6,496	$ 4,799
Loans past due 90 days or more and still accruing (excludes purchased credit-impaired loans)	-	-	-	48	-
Other real estate owned, net	3,663	3,501	2,593	4,284	5,159
Total non-performing assets	7,867	6,975	9,485	10,828	9,958
Net charge-offs (recoveries)	335	462	167	948	397
Net charge-offs to average loans (quarter-to-date annualized)	0.17%	0.23%	0.09%	0.50%	0.22%
Total non-performing assets to total assets	0.77%	0.71%	0.95%	1.11%	1.04%
Gross loans to total assets	1.82%	81.52%	79.49%	78.95%	77.40%
ALL to gross loans	0.85%	0.89%	1.00%	0.00%	0.00%
ALL plus acquisition accounting adjustments (discounts) on acquired loans to gross loans (1)	1.35%	1.46%	1.65%	0.00%	0.00%

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of the
Supplemental Financial Data tables that follow.

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2017	2017	2018	2017
Reconciliation of Non-GAAP Financial Measures (1)
NIM, excluding acquisition accounting adjustments
Interest income	$ 10,870	$ 10,508	$ 10,692	$ 10,514	$ 9,496	$ 32,068	$ 23,186
Add: tax-equivalent yield adjustment for tax-exempt securities (b)	30	31	32	21	60	95	177
Less: accretion of discounts on acquired loans	357	547	503	1,047	409	1,407	860
Interest income, adjusted	10,543	9,992	10,221	9,488	9,147	30,756	22,503
Average interest-earning assets	$ 929,111	$ 913,486	$ 904,991	$ 900,617	$ 867,853	$ 916,168	$ 692,406
Yield on interest-earning assets, excluding accretion of discounts on acquired loans (annualized)	4.54%	4.38%	4.52%	4.21%	4.22%	4.48%	4.33%
Interest expense	$ 2,599	$ 2,314	$ 2,048	$ 1,944	$ 1,694	$ 6,961	$ 4,056
Add: amortization of premium on acquired time deposits	40	42	68	88	103	150	220
Interest expense, adjusted	2,639	2,356	2,116	2,032	1,797	7,111	4,276
Net interest income, excluding acquisition accounting adjustments	7,904	7,637	8,105	7,456	7,350	23,645	18,227
Average interest-bearing liabilities	$ 761,986	$ 747,227	$ 747,813	$ 742,043	$ 715,878	$ 752,518	$ 582,731
Cost of interest-bearing liabilities, excluding amortization of premium on acquired time deposits (annualized)	1.39%	1.26%	1.13%	1.10%	1.00%	1.26%	0.98%
NIM, excluding acquisition accounting adjustments	3.40%	3.34%	3.58%	3.31%	3.39%	3.44%	3.51%

ALL plus discounts on acquired loans to gross loans
Allowance for loan losses	$ 7,287	$ 7,113	$ 7,923	$ 7,770	$ 4,920
Add: discounts on acquired loans	4,280	4,655	5,212	5,792	5,375
ALL plus discounts on acquired loans	11,567	11,768	13,135	13,562	10,295
Gross loans + discounts on acquired loans	$ 858,560	$ 806,211	$ 796,100	$ 771,459	$ 745,083
ALL plus discounts on acquired loans to gross loans	1.35%	1.46%	1.65%	1.76%	1.38%

Tangible book value per share
Total shareholders' equity	$ 116,547	$ 115,724	$ 114,919	$ 114,554	$ 117,788
Less: intangible assets, net of deferred tax liability on core deposit intangible (b)	12,255	12,409	12,570	12,737	12,492
Tangible shareholders' equity	$ 104,292	$ 103,316	$ 102,350	$ 101,818	$ 105,297
Shares outstanding at end of period	13,238,716	13,226,096	13,223,096	13,203,605	13,193,983
Tangible book value per share	$ 7.88	$ 7.81	$ 7.74	$ 7.71	$ 7.98

(a) Excludes mortgage servicing rights.
(b) Assumes a federal income tax rate of 21% for the 2018 periods and for the three months-ended December 31, 2017 and a 34% federal income tax rate for the other 2017 periods ended presented.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables.
NIM, excluding acquisition accounting adjustments, ALL plus discounts on acquired loans to gross loans, and tangible book value per share are supplemental financial measures that are not required nor presented in accordance with GAAP. Management believes ALL plus discounts on acquired loans as a percentage of gross loans and tangible book value per share are meaningful because they are measures management uses to assess asset quality and capital levels, respectively. Management believes that NIM, excluding acquisition accounting adjustments, is meaningful because management uses it to assess the financial performance of the company.
Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.